Exhibits 5.1 and 23.3

Health Insurance Innovations 15438 N. Florida Ave., Suite 201 Tampa, FL 33613 Toll Free Telephone: 1-877-376-5831 Toll Free Fax: 1-877-376-5832 www.HIIquote.com

February 10, 2014
Health Insurance Innovations, Inc.
15438 N. Florida Avenue, Suite 201
Tampa, Florida 33613

Ladies and Gentlemen:

Health Insurance Innovations, Inc., a Delaware corporation (the “Company”), is filing with the Securities and Exchange Commission a Registration Statement on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 8,566,667 shares of its Class A common stock, par value $0.001 per share, of the Company (the “Securities”) issuable upon exchange of Series B membership interests (“Membership Interests”) of Health Plan Intermediaries Holdings, LLC, a Delaware limited liability company together with an equal number of shares of Class B common stock of the Company pursuant to the Exchange Agreement, dated as of February 13, 2013, among the Company and the holders of Membership Interests (the “Exchange Agreement”). The Securities may be issued upon exchange of Membership Interests and an equal number of shares of Class B common stock of the Company from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act.

As your counsel, I have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinion expressed herein, I have, without independent inquiry or investigation, assumed that (i) all documents submitted to me as originals are authentic and complete, (ii) all documents submitted to me as copies conform to authentic, complete originals, (iii) all signatures on all documents that I reviewed are genuine, (iv) all natural persons executing documents had and have the legal capacity to do so, (v) all statements in certificates of public officials and officers of the Company that I reviewed were and are accurate and (vi) all representations made by the Company as to matters of fact in the documents that I reviewed were and are accurate.

Based on the foregoing, and subject to the additional assumptions and qualifications set forth herein, I am of the opinion that, when the Securities are issued in exchange for Membership Interests and an equal number of shares of Class B common stock of the Company in accordance with the Exchange Agreement, the Securities will be validly issued, fully paid and non-assessable.

In connection with the opinion expressed above, I have assumed that, at or prior to the time of the delivery of any such security, (i) the Company shall remain validly existing as a corporation in good standing under the laws of the State of Delaware, (ii) the Registration Statement shall have been declared effective and such effectiveness shall not have been terminated or rescinded, and (iii) there shall not have occurred any change in law affecting the validity or enforceability of such security.

Health Insurance Innovations, Inc.	2	February 10, 2014

My opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York and the General Corporation Law of the State of Delaware. I am not admitted to the practice of law in the State of Delaware; however, I am generally familiar with the Delaware General Corporation Law as currently in effect and have made such inquiries as I consider necessary to render the opinion contained herein. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the reference to my name under the caption “Validity of Shares of Class A Common Stock” in the prospectus which is a part of the Registration Statement. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Michael A. Petrizzo, Jr.